Filing Pursuant to Rule 424(b)(3)
                      Registration Statement No. 333-54394

                  PROSPECTUS SUPPLEMENT NO. 6 DATED MAY 3, 2001
                      TO PROSPECTUS DATED FEBRUARY 6, 2001,
         AS SUPPLEMENTED BY PROSPECTUS SUPPLEMENT NOS. 1, 2, 3, 4 AND 5

                          CHARTER COMMUNICATIONS, INC.

                 $750,000,000 of 5.75% Convertible Senior Notes
                due 2005 and 34,786,650 Shares of Class A Common
                   Stock Issuable Upon Conversion of the 5.75%
                        Convertible Senior Notes due 2005
                                       and
          31,664,667 Issued or Issuable Shares of Class A Common Stock


           This prospectus supplement relates to (1) $750,000,000 aggregate principal amount of 5.75% Convertible Senior Notes due 2005 of Charter Communications, Inc., and 34,786,650 shares of Class A common stock of Charter Communications, Inc., which are initially issuable upon conversion of the notes, plus an indeterminate number of shares as may become issuable upon conversion as a result of adjustments to the conversion rate; and (2) 31,664,667 shares of Class A common stock of Charter Communications, Inc. issued or issuable to certain entities in connection with Charter Communications, Inc.'s purchase of certain cable systems in 2000 plus an indeterminate number of shares as may become issuable upon certain events. This prospectus supplement should be read in conjunction with the prospectus dated February 6, 2001, Prospectus Supplement No. 1 dated February 16, 2001, Prospectus Supplement No. 2 dated February 20, 2001, Prospectus Supplement No. 3 dated March 15, 2001, Prospectus Supplement No. 4 dated April 3, 2001 and Prospectus Supplement No. 5 dated April 30, 2001, which are to be delivered with this prospectus supplement.

           The information appearing in the table below, as of the date hereof, supersedes the information in the table appearing under the heading "Selling Securityholders" in Prospectus Supplement No. 5:

                                                                                         Shares of Class A
                                                   Convertible Senior Notes                 Common Stock
                                               --------------------------------  --------------------------------
                                                                    Principal         Shares
                                                 Amount of          Amount of         Owned
                                                Notes Owned        Notes That         Before        Shares That
           Selling Securityholder             Before Offering      May Be Sold       Offering       May Be Sold
------------------------------------------    ---------------    ---------------     --------       -----------

AAM/Zazove Institutional Income
Funds, LP (GS).................................  $1,300,000        $1,300,000         0                 60,297
AFTRA Health Fund..............................   1,000,000         1,000,000         0                 46,382
AIG/National Union Fire Insurance
Ltd............................................     800,000           800,000         0                 37,106
AIG Soundshore Opportunity Holding
Fund, Ltd. ....................................   3,500,000         3,500,000         0                162,338
AIG Soundshore Strategic Holding Fund, Ltd. ...   4,000,000         4,000,000         0                185,529
AIM Strategic Income Fund......................   1,500,000         1,500,000         0                 69,573
Alexandra Global Investment Fund I
Ltd. ..........................................   3,000,000         3,000,000         0                139,147
Allstate Insurance Company.....................   1,500,000         1,500,000         0                 69,573
Allstate Life Insurance Company................     375,000           375,000         0                 17,393
Aloha Airlines Non-Pilots Pension
Trust..........................................     245,000           245,000         0                 11,364
Aloha Pilots Retirement Trust..................     140,000           140,000         0                  6,494
Alpha US Sub Fund VIII, LLC....................   1,250,000         1,250,000         0                 57,978
Alpine Associates..............................   5,600,000         5,600,000         0                259,740
Alpine Partners, L.P. .........................     900,000           900,000         0                 41,744
Argent Classic Convertible Arbitrage
Fund L.P. .....................................   4,000,000         4,000,000         0                185,529
Argent Classic Convertible Arbitrage
Fund (Bermuda) L.P. ...........................  11,000,000        11,000,000         0                510,204
Argent Convertible Arbitrage Fund
Ltd. ..........................................  10,000,000        10,000,000         0                463,822
Aristeia International, Limited................   5,160,000         5,160,000         0                239,332
Aristeia Trading, L.P. ........................   3,340,000         3,340,000         0                154,917
Arkansas PERS..................................     800,000           800,000         0                 37,106
Arkansas Teachers Retirement...................   6,376,000         6,376,000         0                295,733
Associated Electric & Gas Insurance Services
Limited........................................     800,000           800,000         0                 37,106
Bank Austria Cayman Islands, Ltd. .............   8,800,000         8,800,000         0                408,163
Baptist Health of South Florida................     407,000           407,000         0                 18,888
BBT Fund, L.P. ................................  16,000,000        16,000,000         0                742,115
Bear, Stearns & Co. Inc.(1)....................   5,000,000         5,000,000         0                231,911
Black Diamond Offshore, Ltd. ..................     281,000           281,000         0                 13,033
BNP Paribas Equity Strategies..................  13,845,000        13,845,000         0                642,162
BNP Cooper Neff Convertible
Strategies Fund, L.P. .........................   1,155,000         1,155,000         0                 53,571
Boilermakers Blacksmith Pension
Trust..........................................   1,075,000         1,075,000         0                 49,861
Boston Museum of Fine Arts.....................     170,000           170,000         0                  7,885
Boulder II Limited.............................   6,762,000         6,762,000         0                313,636

                                                                                         Shares of Class A
                                                   Convertible Senior Notes                 Common Stock
                                               --------------------------------  --------------------------------
                                                                    Principal         Shares
                                                 Amount of          Amount of         Owned
                                                Notes Owned        Notes That         Before        Shares That
           Selling Securityholder             Before Offering      May Be Sold       Offering       May Be Sold
------------------------------------------    ---------------    ---------------     --------       -----------

BP Amoco PLC Master Trust......................   2,162,000         2,162,000         0                 100,278
BT Equity Opportunities........................   4,000,000         4,000,000         0                 185,529
BT Equity Strategies...........................   1,500,000         1,500,000         0                  69,573
C&H Sugar Company, Inc. .......................     385,000           385,000         0                  17,857
Canyon Capital Arbitrage Master Fund, Ltd. ....   5,400,000         5,400,000         0                 250,464
Canyon Capital Realization (Cayman), Ltd. .....  22,925,000        22,925,000         0               1,063,312
Capital Guardian Global Convertible
Fund #011......................................     290,000           290,000         0                  13,451
Chrysler Corporation Master Retirement
Trust..........................................   6,175,000         6,175,000         0                 286,410
CIBC World Markets.............................   3,595,000         3,595,000         0                 166,744
Citi JL, Ltd. .................................     117,000           117,000         0                   5,427
Clinton Riverside Convertible Portfolio
Limited........................................   7,000,000         7,000,000         0                 324,675
Common Fund Event Driven
Company 6......................................     107,000           107,000         0                   4,963
Conseco Fund Group - Convertible
Securities Fund................................   1,000,000         1,000,000         0                  46,382
DeAM Convertible Arbitrage Fund, Ltd. .........   2,200,000         2,200,000         0                 102,041
Deephaven Domestic Convertible Trading Ltd.....  16,250,000        16,250,000         0                 753,711
Delaware PERS..................................   1,550,000         1,550,000         0                  71,892
Delta Airlines Master Trust (c/o Oaktree
Capital Management, LLC).......................   2,315,000         2,315,000         0                 107,375
Delta Pilots D&S Trust.........................     440,000           440,000         0                  20,408
D.E. Shaw Valence, L.P. .......................   1,600,000         1,600,000         0                  74,212
D.E. Shaw Investments, L.P. ...................     400,000           400,000         0                  18,553
Deutsche Bank Securities Inc. .................  24,300,000        24,300,000         0               1,127,087
Double Black Diamond Offshore,
LDC............................................   1,168,000         1,168,000         0                  54,174
Duckbill & Co..................................   2,500,000         2,500,000         0                 115,956
Engineers Joint Pension Fund...................     700,000           700,000         0                  32,468
Enterprise Convertible Security Fund...........     101,000           101,000         0                   4,685
Evergreen Equity Income Fund...................   7,000,000         7,000,000         0                 324,675
F.R. Convt Sec. Fn. ...........................      85,000            85,000         0                   3,942
Family Service Life Insurance
Company........................................     300,000           300,000         0                  13,915
Federated American Leaders Fund
Inc. ..........................................  18,500,000        18,500,000         0                 858,071
Federated Equity Funds, on behalf of its
Federated Capital Appreciation Fund............   7,000,000         7,000,000         0                 324,675

                                                                                         Shares of Class A
                                                   Convertible Senior Notes                 Common Stock
                                               --------------------------------  --------------------------------
                                                                    Principal         Shares
                                                 Amount of          Amount of         Owned
                                                Notes Owned        Notes That         Before        Shares That
           Selling Securityholder             Before Offering      May Be Sold       Offering       May Be Sold
------------------------------------------    ---------------    ---------------     --------       -----------

Federated Insurance Series, on behalf of its
Federated American Leaders
Fund II........................................   2,400,000         2,400,000         0                  111,317
Fidelity Financial Trust: Fidelity Convertible
Securities Fund................................  13,250,000        13,250,000         0                  614,564
Fortis Series Fund, Inc. on behalf of its
American Leaders Series........................      50,000            50,000         0                    2,319
Gaia Offshore Master Fund Ltd. ................   7,000,000         7,000,000         0                  324,675
Gary Anderson Marital Living Trust.............     200,000           200,000         0                    9,276
General Motors Employees Global
Group Pension Trust............................   3,500,000         3,500,000         0                  162,338
General Motors Welfare Benefit Trust
(LT - VEBA)....................................   2,500,000         2,500,000         0                  115,956
Goldman, Sachs & Co.(1)........................  22,489,000        22,489,000         0                1,043,089
Grace Brothers, Ltd. ..........................   2,500,000         2,500,000         0                  115,956
Guardian Life Insurance Company of
America........................................  10,200,000        10,200,000         0                  473,098
Guardian Pension Trust.........................     400,000           400,000         0                   18,553
Hawaiian Airline Pilots Retirement
Plan...........................................     220,000           220,000         0                   10,204
Hawaiian Airlines Employees Pension
Plan - IAM.....................................     115,000           115,000         0                    5,334
Hawaiian Airlines Pension Plan for
Salaried Employees.............................      25,000            25,000         0                    1,160
HBK Master Fund L.P. ..........................  46,000,000        46,000,000         0                2,133,581
HFR Master Fund, Ltd. .........................     200,000           200,000         0                    9,276
Highbridge International LLC...................  25,900,000        25,900,000         0                1,201,299
Hotel Union and Hotel Industry of
Hawaii.........................................     490,000           490,000         0                   22,727
ICI American Holdings Trust....................     825,000           825,000         0                   38,265
Island Holdings................................      50,000            50,000         0                    2,319
ITG Inc. ......................................     204,000           204,000         0                    9,462
Jefferies & Company Inc. ......................      10,000            10,000         0                      464
JMG Capital Partners, LP.......................  10,500,000        10,500,000         0                  487,013
Julius Baer Securities, Inc. ..................     450,000           450,000         0                   20,872
KBC Financial Products USA.....................   2,000,000         2,000,000         0                   92,764
Lancer Securities Cayman Ltd. .................     800,000           800,000         0                   37,106
Leonardo, L.P. ................................  11,950,000        11,950,000         0                  554,267
Levco Alternative Fund, Ltd. ..................   1,695,000         1,695,000         0                   78,618
Lipper Convertibles, L.P. .....................  12,000,000        12,000,000         0                  556,586
Lumberman's Mutual Casualty....................     722,000           722,000         0                   33,488
Lydian Overseas Partners Master Fund...........  35,000,000        35,000,000         0                1,623,377
Mainstay Convertible Fund......................   7,500,000         7,500,000         0                  347,867
Mainstay VP Convertible Portfolio..............   1,000,000         1,000,000         0                   46,382
McMahan Securities Co. L.P. ...................     174,000           174,000         0                    8,071

                                                                                         Shares of Class A
                                                   Convertible Senior Notes                 Common Stock
                                               --------------------------------  --------------------------------
                                                                    Principal         Shares
                                                 Amount of          Amount of         Owned
                                                Notes Owned        Notes That         Before        Shares That
           Selling Securityholder             Before Offering      May Be Sold       Offering       May Be Sold
------------------------------------------    ---------------    ---------------     --------       -----------

Merrill Lynch, Pierce Fenner & Smith,
Inc.(1)........................................    450,000           450,000          0                  20,872
Morgan Stanley & Co.(1)........................    350,000           350,000          0                  16,234
Morgan Stanley Dean Witter Convertible
Securities Trust(1)............................  3,000,000         3,000,000          0                 139,147
Motion Picture Industry Health Plan - Active
Member Fund....................................    715,000           715,000          0                  33,163
Motion Picture Industry Health Plan - Retiree
Member Fund....................................    355,000           355,000          0                  16,466
Museum of Fine Arts, Boston....................     46,000            46,000          0                   2,134
Nalco Chemical Company.........................    260,000           260,000          0                  12,059
Navigator Offshore Fund Ltd. ..................  1,597,000         1,597,000          0                  74,072
Navigator Partners LP..........................    690,000           690,000          0                  32,004
Navigator Special Partners LP..................    213,000           213,000          0                   9,879
Nicholas Applegate Convertible Fund............  2,291,000         2,291,000          0                 106,262
Nomura International PLC London................  9,000,000         9,000,000          0                 417,440
Nomura Securities International................  6,000,000         6,000,000          0                 278,293
Northern Income Equity Fund....................  1,000,000         1,000,000          0                  46,382
OCM Convertible Trust..........................  4,235,000         4,235,000          0                 196,429
Ohio National Fund, Inc. on behalf of its Blue
Chip Portfolio.................................     50,000            50,000          0                   2,319
Onex Industrial Partners Limited...............  3,350,000         3,350,000          0                 155,380
Oppenheimer Convertible Securities
Fund ..........................................  6,000,000         6,000,000          0                 278,293
OZ Master Fund, Ltd. ..........................  6,000,000         6,000,000          0                 278,293
Pacific Life Insurance Company.................  1,000,000         1,000,000          0                  46,382
Palladin Securities LLC........................    500,000           500,000          0                  23,191
Park Avenue Life Insurance Company.............    100,000           100,000          0                   4,638
Parker-Hannifin Corporation....................     79,000            79,000          0                   3,664
Partner Reinsurance Company Ltd. ..............  1,245,000         1,245,000          0                  57,746
Pebble Capital, Inc. ..........................  1,350,000         1,350,000          0                  62,616
Pell Rudman Trust Company......................  1,550,000         1,550,000          0                  71,892
Peoples Benefit Life Insurance Company
TEAMSTERS separate account.....................  3,750,000         3,750,000          0                 173,933
PGEP III LLC...................................    500,000           500,000          0                  23,191
PHEP IV, Inc. .................................    116,000           116,000          0                   5,380
Physicians Life................................    549,000           549,000          0                  25,464
PRIM Board.....................................  3,115,000         3,115,000          0                 144,481
Primerica Life Insurance Company...............  1,503,000         1,503,000          0                  69,712
Principal Investors Fund, Inc. on behalf
of its Partners Large Cap Blend Fund...........     40,000            40,000          0                   1,855
Purchase Associates, L.P. .....................  1,103,000         1,103,000          0                  51,160
Putnam Asset Allocation Funds -
Balanced Portfolio.............................    447,000           447,000          0                  20,733
Putnam Asset Allocation Funds -
Conservative Portfolio.........................    508,000           508,000          0                  23,562

                                                                                         Shares of Class A
                                                   Convertible Senior Notes                 Common Stock
                                               --------------------------------  --------------------------------
                                                                    Principal         Shares
                                                 Amount of          Amount of         Owned
                                                Notes Owned        Notes That         Before        Shares That
           Selling Securityholder             Before Offering      May Be Sold       Offering       May Be Sold
------------------------------------------    ---------------    ---------------     --------       -----------

Putnam Convertible Income - Growth Trust.......   4,500,000         4,500,000         0                   208,720
Putnam Convertible Opportunities and
Income Trust...................................     114,000           114,000         0                     5,288
Queens Health Plan.............................      85,000            85,000         0                     3,942
R(2) Investments, LDC..........................  42,000,000        42,000,000         0                 1,948,052
Retail Clerks Pension Trust....................   3,000,000         3,000,000         0                   139,147
Retail Clerks Pension Trust #2.................   2,000,000         2,000,000         0                    92,764
Sage Capital...................................   3,850,000         3,850,000         0                   178,571
Salomon Smith Barney Inc.......................   1,030,000         1,030,000         0                    47,774
San Diego City Retirement......................   1,371,000         1,371,000         0                    63,590
San Diego County Convertible...................   2,960,000         2,960,000         0                   137,291
San Diego County Employees
Retirement Association.........................   1,900,000         1,900,000         0                    88,126
Screen Actors Guild Pension
Convertible....................................     745,000           745,000         0                    34,555
Silvercreek Limited Partnership................   3,038,000         3,038,000         0                   140,909
St. Albans Partners Ltd. ......................   5,000,000         5,000,000         0                   231,911
Starvest Combined Portfolio....................   1,000,000         1,000,000         0                    46,382
State Employees' Retirement Fund of
the State of Delaware..........................   3,120,000         3,120,000         0                   144,712
State of Connecticut Combined
Investment Funds...............................   6,820,000         6,820,000         0                   316,327
State of Oregon - Equity.......................   5,025,000         5,025,000         0                   233,071
State of Oregon/SAIF Corporation...............   9,785,000         9,785,000         0                   453,850
SunAmerica Series Trust, on behalf
of its Federated Value Portfolio...............   1,000,000         1,000,000         0                    46,382
TCI Bresnan, LLC...............................           0               N/A         0                 9,098,006(2)
TCID of Michigan, Inc. ........................           0               N/A         0                15,117,743(2)
TCW Group, Inc. ...............................  12,075,000        12,075,000         0                   560,065
The Estate of James Campbell...................     876,000           876,000         0                    40,631
The Travelers Indemnity Company................   4,956,000         4,956,000         0                   229,870
The Travelers Insurance
Company - Life.................................   2,548,000         2,548,000         0                   118,182
The Travelers Insurance Company
Separate Account TLAC..........................     289,000           289,000         0                    13,404
The Travelers Life and Annuity
Company........................................     304,000           304,000         0                    14,100
TQA Master Plus Fund, Ltd. ....................     750,000           750,000         0                    34,787
TQA Masterfund, Ltd. ..........................   1,750,000         1,750,000         0                    81,169
Travelers Series Trust Convertible Bond
Portfolio......................................     400,000           400,000         0                    18,553
Tribeca Investments LLC........................  27,500,000        27,500,000         0                 1,275,511
UBS AG London Branch...........................  14,000,000        14,000,000         0                   649,351
UBS O'Connor LLC (f/b/o UBS Global
Equity Arbitrage Master, Ltd.).................  11,500,000        11,500,000         0                   533,395

                                                                                         Shares of Class A
                                                   Convertible Senior Notes                 Common Stock
                                               --------------------------------  --------------------------------
                                                                    Principal         Shares
                                                 Amount of          Amount of         Owned
                                                Notes Owned        Notes That         Before        Shares That
           Selling Securityholder             Before Offering      May Be Sold       Offering       May Be Sold
------------------------------------------    ---------------    ---------------     --------       -----------

UBS Warburg LLC................................   3,500,000         3,500,000         0               162,338
University of Rochester........................      43,000            43,000         0                 1,994
Value Line Convertible Fund, Inc. .............     500,000           500,000         0                23,191
Value Realization Fund, LP.....................  11,675,000        11,675,000         0               541,512
Van Kampen Harbor Fund.........................   3,000,000         3,000,000         0               139,147
Vanguard Convertible Securities Fund,
Inc. ..........................................   8,715,000         8,715,000         0               404,221
Viacom Inc. Pension Plan Master Trust..........      68,000            68,000         0                 3,154
Wake Forest University.........................   1,296,000         1,296,000         0                60,111
Wasserstein Perella Securities Inc.............   1,000,000         1,000,000         0                46,382
While River Securities L.L.C. .................   5,000,000         5,000,000         0               231,911
Worldwide Transactions, Ltd. ..................      51,000            51,000         0                 2,366
Writers Guild Convertible......................     435,000           435,000         0                20,176
Wyoming State Treasurer........................   1,496,000         1,496,000         0                69,388
Yield Strategies Fund I LP.....................   1,000,000         1,000,000         0                46,382
ZCM/HFR Index Management, L.L.C.(f/k/a Zurich
HFR Master Hedge Fund Index Ltd.)..............     100,000           100,000         0                 4,638
Zeneca AG Products, Inc. ......................     150,000           150,000         0                 6,957
Zeneca Holdings Trust..........................     375,000           375,000         0                17,393
Zurich HFR Master Hedge Fund Index
LTD............................................   3,200,000         3,200,000         0               148,423


(1) These entities and/or their affiliates have provided, and may from time to time provide, investment banking services to Charter Communications, Inc. and its subsidiaries, including, among other things, acting as lead and/or co-manager with respect to offerings of debt and equity securities.

(2) Represents the number of shares of Class A common stock for which the selling securityholders may exchange their Class A Preferred Units in CC VIII, LLC and an indeterminate number of shares issuable upon such exchange, as such number may be adjusted under certain circumstances.

                                 ---------------

SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE PROSPECTUS TO READ ABOUT IMPORTANT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE CONVERTIBLE SENIOR NOTES OR SHARES OF OUR CLASS A COMMON STOCK.

                                 ---------------

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of the prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

             The date of this prospectus supplement is May 3, 2001.